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                                                                   EXHIBIT 99.01

VENDINGDATA(TM)
CORPORATION LOGO



Contact: John Spina                     or  Yvonne L. Zappulla
         Chief Financial Officer            Managing Director
         VendingData(TM) Corporation        Wall Street Investor Relations Corp.
         702-733-7195                       845-680-0300
         spina@vendingdata.com              Yvonne@WallStreetIR.com



    VENDINGDATA(TM) CORPORATION REPORTS FIRST QUARTER 2004 FINANCIAL RESULTS


COMPANY REPORTS REVENUE OF $1.3 MILLION, UP FROM $390,000 IN PRIOR QUARTER


LAS VEGAS, NEVADA- (PRNewswire)-May 13, 2004-VendingData(TM) Corporation (AMEX:
VNX), a manufacturer and distributor of products for the gaming industry that are intended to increase customers' security, productivity and profitability, today reported revenues for the first quarter ended March 31, 2004 of $1.3 million compared to $390,000 for the fourth quarter of 2003 and $1.9 million for the first quarter of 2003. Revenues for the quarter consisted of, in part, SecureDrop(R) sales of $196,000; shuffler sales of $303,000; shuffler rentals of $154,000; Deck Checker(TM) sales of $494,000; and Deck Checker(TM) rentals of $57,000.

The Company reported a quarterly net loss applicable to common stockholders of $(1.47) million or $(0.09) per share for the first quarter of 2004. This compares to a fourth quarter 2003 loss of $(3.4) million or $(0.36) per share and a loss of $(1.4) million or $(0.19) per share for the first quarter of 2003. Interest expense in the quarter totaled $277,000 compared to $769,000 for the fourth quarter 2003, due to the retirement of $20.3 million of debt completed in February 2004.

VendingData's(TM) gross margin during the first quarter averaged 39.6 percent, which represents a 960 basis point improvement over the first quarter 2003 average and a dramatic step forward from the negative 55 percent gross margin realized during fourth quarter 2003. The Company expects its gross margin will improve further due to its decision to manufacture products in China and as it works through the remainder of its higher cost inventory, which did not have the cost advantage of being manufactured in China.

The Company's operating expenditures for the first quarter were reduced by $600,000 over the previous quarter to $1.7 million as selling, general and administrative costs (SG&A) normalized. Fourth quarter SG&A included extraordinary expenses related to the debt private placement, the public offering of common stock, legal expenses associated with the Shuffle Master lawsuit, and costs of transitioning the Company's manufacturing to China.


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Cash and equivalents on March 31, 2004 were $5.8 million compared to $11.5 million on December 31, 2003. Total liabilities have decreased from $9.9 million at December 31, 2003 to $6.0 million at March 31, 2004 primarily due to the retirement of convertible debt through a combination of cash payments and conversion to common stock. The Company's current ratio is a solid 3.1 to 1.

Steven J. Blad, VendingData's(TM) CEO, commented, "During the quarter we completed our manufacturing transition to China and we are beginning to benefit from the cost improvements. As we work through the remainder of our non-China produced inventory, transition additional responsibilities to China and begin shipping our two new products in the second half of the year, we anticipate continued material improvements to our overall margins."


QUARTER HIGHLIGHTS AND RECENT DEVELOPMENTS

VENDINGDATA(TM) SHARES APPROVED FOR TRADING ON THE AMERICAN STOCK EXCHANGE Effective May 4, 2004, VendingData(TM) shares began trading on the American Exchange under the stock symbol VNX, which coincided with the discontinuance of the quotation of its shares on the OTC Bulletin Board. Kellogg Capital Group, LLC has been selected as the specialist assigned to VNX.

ON MARCH 29, VENDINGDATA(TM) SIGNED A CONTRACT WITH TCS ACES FOR 15 DECK CHECKERS(TM) Twelve Deck Checker(TM) units are scheduled to be installed in eight different Sociedade de Turismo e Diversoes de Macau ("STDM") (The Macau Gaming Company) properties in Macau, China beginning in May 2004. The Company also announced that it has signed an agreement for its SecureDrop(R) product in Vietnam, marking its entry into that country.

EFFECTIVE FEBRUARY 17, 2004 H. MICHAEL JAHNKE ASSUMES THE POSITION OF CHIEF OPERATING OFFICER OF VENDINGDATA(TM) CORPORATION Mr. Jahnke has spent the past 15 years in senior operating positions of leading-edge technology companies. He most recently served as vice president of operations, corporate secretary and (acting) CFO for WireCACHE, Inc., a designer and builder of application accelerator network appliances; vice president of sales and marketing for Fios, Inc., a leading provider of electronic discovery services to the legal community; and, vice president of worldwide sales operations for Sequent Computer Systems, a worldwide leader in large-scale multiprocessor open systems enterprise solutions.

VENDINGDATA(TM) TO INSTALL FIVE POKERONE(TM) SHUFFLERS FOR FIELD TRIAL IN MACAU, CHINA. TWO RANDOM EJECTION SHUFFLERS(TM) HAVE BEEN INSTALLED IN STDM'S LISBOA CASINO ON FEBRUARY 20, 2004 VendingData(TM) signed a field trial contract that provides for a direct sale option with Sociedade de Turismo e Diversoes DE Macau
(STDM) - The Macau Gaming Company founded by Stanley Ho in 1962 - to install five PokerOne(TM) units in the poker pit OF the Pharaoh Palace Casino. Installation due to begin in May 2004. In addition, VendingData(TM) installed two Random EjectioN Shufflers(TM) in the baccarat card pit of the Crystal Palace at the Lisboa Casino, the flagship property of STDM

VENDINGDATA(TM) CORPORATION'S DECK CHECKER(TM) RECEIVED PRODUCT APPROVAL FROM THE WASHINGTON STATE GAMING COMMISSION In February 2004, Deck Checker(TM) received product approval from the Washington State Gaming Commission. VendingData(TM) hAS already received purchase orders from 22 of approximately 50 potential targeted casinos in the state of Washington.

VENDINGDATA(TM) CORPORATION AWARDED OFFICIAL LICENSES TO OPERATE IN CHINA AS AN INDEPENDENT ENTERPRISE VendingData(TM) was awarded the Registration Certificate of Foreign Enterprises for Permanent Office and Manufacturing in China with the authorization to establish a permanent office in China as an enterprise with foreign investment, business licenses, and certificate of taxation registrations, most of which have effective durations of 11 to 14 years. The certification process involved applications for six licenses in Guangdong province and local Chinese government authorities, including the Director General of State Administration for Industry and Commerce of the People's Republic of China.

VENDINGDATA(TM) CORPORATION RETIRES $20.3 MILLION OF DEBT
As a result of the debt reduction completed in February 2004, the Company's interest expense will decline in excess of $500,000 per quarter.


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CONFERENCE CALL
---------------

Conference Call Details:

                    DATE/TIME: THURSDAY, MAY 13, 2004 AT 4:30 P.M. (EST) TELEPHONE NUMBER: 800-901-5231 (US)
                                      617-786-2961 (INTERNATIONAL)
                    PARTICIPANT PASS CODE: 46068128

It is recommended that participants phone-in at least 10 minutes before the call is scheduled to begin. The conference call can also be accessed on the Internet through CCBN at www.fulldisclosure.com. A replay of the conference call in its entirety will be available approximately one hour after its completion for 7 days by dialing 888-286-8010 (U.S.), 617-801-6888 (International) and entering the pass code 94192366.

            ABOUT VENDINGDATA(TM) CORPORATION

            VendingData(TM) Corporation is a Las Vegas-based developer, manufacturer and distributor of products for the gamiNG industry including the SecureDrop(R) System, Deck Checker(TM) and Random Ejection Shuffler(TM) line. The CoMPANY's products are currently installed in casinos throughout the United States, including Caesars Palace, Circus Circus, Harrah's Entertainment, Luxor, Oneida Bingo & Casino and the Venetian. International customers include casinos in Argentina, China, Columbia, Korea, Malaysia, Peru, United Kingdom, and Uruguay. Visit the VendingData Web site at http://www.vendingdata.com.


This release contains forward-looking statements. Such statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the following the success of the transition of our manufacturing and assembly to China, changes in the level of consumer or commercial acceptance of the Company's existing products and new products as introduced; competitive advances; acceleration and/or deceleration of various product development and roll out schedules; higher than expected manufacturing, service, selling, administrative, product development and/or roll out costs; current and/or unanticipated future litigation; regulatory and jurisdictional issues involving VendingData(TM) Corporation or its products specifically, and for the gaming industry in general; general and casino industry economic conditions; the financial health of the Company's casino and distributor customers both nationally and internationally; and the risks and factors described from time to time in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to the company's Form 10-QSB for the quarter ended September 30, 2003, and, the Company's Annual Report on form 10-KSB for the year ended December 31, 2003.

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                                   VENDINGDATA CORPORATION
                                   STATEMENTS OF OPERATIONS
                                         (UNAUDITED)

                                                     THREE MONTHS ENDED
                                                          MARCH 31,              THREE MONTHS
                                                -----------------------------    DECEMBER 31,
                                                    2004            2003             2003
                                                -------------   -------------   -------------
Sales .......................................   $    993,054    $  1,575,086    $    203,332
Rental ......................................        211,063         331,803         175,983
Other .......................................         88,773          28,469          10,597
                                                -------------   -------------   -------------
                                                   1,292,890       1,935,358         389,912
                                                -------------   -------------   -------------

OPERATING EXPENSES:
Cost of sales ...............................        780,737       1,355,646         604,996
Selling, general and administrative .........      1,426,034       1,082,444       2,004,074
Research and development ....................        278,753         285,989         300,788
                                                -------------   -------------   -------------
                                                   2,485,524       2,724,079       2,909,858
                                                -------------   -------------   -------------
Loss from operations
.. ...........................................     (1,192,634)     (788,7221)      (2,519,946)

Interest expense, unrelated parties .........        262,622         497,676         652,561
Interest expense, related parties ...........         14,523         159,821         116,183
                                                -------------   -------------   -------------
(Gain) Loss on disposition of assets .... ...           (567)             --         141,460
                                                -------------   -------------   -------------
      Total interest expense, net ...........        276,578         657,497         910,204
                                                -------------   -------------   -------------

Net loss....................................    $ (1,469,212)   $ (1,446,218)   $ (3,430,150)
                                                =============   =============   =============


Basic loss per share........................    $      (0.09)   $      (0.19)   $      (0.36)
                                                =============   =============   =============
Weighted average shares outstanding .........     17,105,700       7,625,814       9,547,291
                                                =============   =============   =============

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                                    VENDINGDATA CORPORATION

                                         BALANCE SHEET


                                                                    MARCH 31,       DECEMBER 31,
                                                                      2004            2003
                                                                   (UNAUDITED)
                                                                   ------------    ------------
                                             ASSETS
Current assets:
  Cash and cash equivalents                                        $  5,830,540    $ 11,526,664
  Current portion of accounts receivable, trade, net of
    allowance for uncollectables of $125,530 and $125,530             2,426,102       2,354,054
  Due from affiliate                                                     31,802          31,802
  Other receivables                                                     137,867          29,836
  Inventories                                                         4,768,942       4,150,414
  Prepaid expenses                                                       80,202          52,028
                                                                   ------------    ------------
    Total Current Assets                                             13,275,455      18,144,798

Equipment rented to customers, net of accumulated
  deprediation of 378,467 and $316,245                                  551,263         608,555
Property & equipment, net of accumulated depreciation
  of $1,977,416 and $1,859,206                                        1,017,029       1,063,951
Intangible assets, net of accumulated amortization of
  $327,272 and $288,203                                               1,242,354       1,282,088
Due from affiliate                                                      118,800         118,800
Accounts receivable, trade, net of current portion,
  less unamortized discount                                           1,329,296       1,140,984
Deferred expenses                                                       225,232         250,697
Deposits                                                              1,599,731       1,284,827
Other assets                                                            236,026         265,478
                                                                   ------------    ------------
                                                                   $ 19,595,186    $ 24,160,178
                                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY DEFICIENCY
Current liabilities:
  Leases payable, current portion                                  $  2,069,470    $  2,237,073
  Accounts payable                                                    1,086,905       1,727,460
  Accrued expenses                                                      138,182         135,859
  Accrued wages                                                         174,782         343,697
  Accrued interest                                                      158,597         344,751
  Deferred revenues, current portion                                    216,480         171,875
  Short-term debt                                                       236,350         270,743
  Convertible debt, current portion                                          --       2,368,077
  Customer deposits                                                     181,400         178,805
                                                                   ------------    ------------
    Total current liabilities                                         4,262,166       7,778,340

Deferred revenues, net of current portion                               227,370         219,890
Convertible debt, net of current portion                                     --              --
Leases payable, net of current portion                                1,480,716       1,916,723
                                                                   ------------    ------------
                                                                      5,970,252       9,914,953
Stockholders' equity deficiency:
 Preferred stock, $.001 par value, 10,000,000 shares authorized,
    no shares issued and outstanding                                         --              --
 Common stock, $.001 par value, 25,000,000 shares authorized,
    16,765,580 and 16,765,580 shares issued and outstanding              17,188          16,766
 Additional paid-in capital                                          59,659,307      58,810,806
 Deficit                                                            (46,051,561)    (44,582,347)
                                                                   ------------    ------------
    Total stockholders' equity deficiency                            13,624,934      14,245,225
                                                                   ------------    ------------
    Total liabilities and stockholders' equity deficiency          $ 19,595,186    $ 24,160,178
                                                                   ============    ============


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